UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 7, 2012

AnythingIT Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 766-3050

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

On March 7, 2012, as additional compensation under the terms of the agreement described in Item 5.02 of this report, we granted Gail L. Babitt options under our 2010 Equity Compensation Plan to purchase an aggregate of 2,000,000 shares of our common stock at an exercise price of $ 0.05 per share which vest in arrears in four equal annual installments beginning on March 1, 2013.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In December 2011 we engaged Gail L. Babitt to serve as our Chief Financial Officer. On March 7, 2012 Ms. Babitt agreed to join our company on a full-time basis and she was appointed to our Board of Directors.

As a result of her full-time position with our company, on March 7, 2012 we entered into a three year executive employment agreement with her which superseded her prior agreement.  Under the terms of the executive employment agreement, which is effective March 1, 2012, we agreed to pay Ms. Babitt an annual salary of $180,000, and she is entitled to an annual bonus of 1% of our revenues, not to exceed $40,000.  Ms. Babitt is also entitled to a $925 per month automobile allowance and participation in all benefit programs we offer our employees.  As additional compensation under the new employment agreement, we granted Ms. Babitt options to purchase 2,000,000 shares of our common stock, vesting in arrears annually over four years, which are exercisable at the fair market value of our common stock on the date of grant.

The agreement, which contain an automatic yearly renewal provision, contain customary confidentially and non-compete provisions.  Ms. Babitt’s employment may be terminated upon her death or disability and with or without cause.  In the event we should terminate her employment upon her death or disability, she is entitled to her base salary for a period of one year from the date of termination.  In the event we should terminate the agreement for cause or if she should resign, she is entitled to payment of her base salary through the date of termination.  At our option we may terminate her employment without cause, in which event she is entitled to payment of her base salary and bonus through the date of termination together with one years’ salary payable over six months from the date of termination.  The executive employment agreement with Ms. Babitt is filed as Exhibit 10.18 to this report.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.18	Executive Employment Agreement dated March 7, 2012 by and between AnythingIT Inc. and Gail L. Babitt.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTHINGIT INC.

Date: March 9, 2012	By:	/s/ David Bernstein
Name
Title

 3